Exhibit 15.1

April 30, 2025

The Board of Directors and Stockholders of Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

We are aware that our report dated April 30, 2025, on our review of the interim financial information of Microsoft Corporation and subsidiaries (“Microsoft”) appearing in Microsoft’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, is incorporated by reference in Registration Statement Nos. 333-109185, 333-118764, 333-52852, 333-132100, 333-161516, 333-75243, 333-185757, and 333-221833 on Form S-8 and Registration Statement No. 333-283760 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington